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                         INDEPENDENT AUDITORS' CONSENT



     We consent to the use in this Registration Statement of Hughes Supply, Inc. on Form S-3 of our report dated September 25, 1995 (October 25, 1995 and May 13, 1996 as to Note 9) on the consolidated financial statements of PVF Holdings, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE, LLP



Birmingham, Alabama


May 15, 1996